UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2006

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida

000-28179

59-3404233

(State or other jurisdiction

           (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

________________________________________________________________________

Item 4.

01

Changes in Registrant’s Certifying Accountant.

Cinammon Jang Willoughby & Company, Chartered Accountants, the independent accountant who had been engaged by Ableauctions.com, Inc. (the “registrant”) as the principal accountant to audit the registrant’s consolidated financial statements, was dismissed effective October 31, 2006.   On November 1, 2006, the registrant’s Board of Directors approved the engagement of Telford Sadovnick, PLLC  as the registrant’s new principal independent accountant to audit the registrant’s consolidated financial statements for the year ending December 31, 2006.

The decision to change the registrant’s independent accountant from Cinammon Jang Willoughby & Company, Chartered Accountants to Telford Sadovnick, PLLC was approved by the Audit Committee of the registrant’s Board of Directors.

The report of Cinammon Jang Willoughby & Company, Chartered Accountants on the financial statements of the registrant as of and for the years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion, or a disclaimer of opinion.  During the periods ended December 31, 2004 and December 31, 2005 and the interim period from January 1, 2006 through the date of dismissal, the registrant did not have any disagreements with Cinammon Jang Willoughby & Company, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cinammon Jang Willoughby & Company, Chartered Accountants, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Prior to engaging Telford Sadovnick, PLLC, the registrant had not consulted Telford Sadovnick, PLLC regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements.

Item 9.01

Financial Statements and Exhibits

16

Letter re Change in Certifying Accountant.

________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  November 1, 2006